As filed with the Securities and Exchange Commission on January 31, 2002
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          INTERNATIONAL FIBERCOM, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             Arizona                                      8-0271282
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


3230 E. Broadway Rd., Ste. 200, Phoenix, Arizona             85040
   (Address of Principal Executive Offices)               (Zip Code)


                        2000 Directors Stock Option Plan
                                 2002 Stock Plan
                            (Full Title of the Plan)


                                 Joseph P. Kealy
                          International FiberCom, Inc.
                          3230 E. Broadway Rd. Ste. 200
                             Phoenix , Arizona 85040
                     (Name and Address of Agent for Service)


                                 (602) 387-4000
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:

                        Christian J. Hoffmann, III, Esq.
                        Quarles & Brady Streich Lang LLP
                                 Renaissance One
                            Two North Central Avenue
                             Phoenix, Arizona 85004
                                 (602) 229-5336


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               Proposed
                                                                Maximum            Proposed Maximum          Amount of
                                          Amount To Be       Offering Price       Aggregate Offering       Registration
Title of Securities To Be Registered       Registered         Per Share(1)             Price(1)                 Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                8,500,000(2)            $.19               $1,615,000                $149
========================================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Act"), solely for purposes of calculating the registration fee. The calculation is based on the average of the high and low prices as quoted on the Nasdaq National Market on January 29, 2002 (the "Market Price").

(2) 1,000,000 of such shares are issuable upon exercise of options granted pursuant to the 2000 Directors Stock Option Plan and 7,5000,000 of such shares are issuable pursuant to the 2002 Stock Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by International FiberCom, Inc. (the "Company") are hereby incorporated by reference in this Registration
Statement:

     (1)  Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          2000;

     (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     (3)  Current Report on Form 8-K filed on June 27, 2001;

     (4) Definitive Proxy Statement used in connection with the Company's Annual Meeting of Stockholders held on August 3, 2001, other than the portions of such document, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference;

     (5) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act of 1934; and

     (6) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the shares of Common Stock being registered herein will be passed upon for the Company by Quarles & Brady Streich Lang LLP. Christian J. Hoffmann, III, a partner of the law firm, is eligible to receive shares of the Company's Common Stock pursuant to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation and bylaws limit, to the maximum extent permitted by Arizona law, the liability of our directors for monetary damages arising from a breach of their duties as directors. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.

     Our articles of incorporation require us to indemnify our directors and officers, to the maximum extent permitted by Arizona law, against liability arising against them for acts or omissions within the scope of their authority as directors or officers. Indemnification is prohibited if our board of directors finds that the person's action or omission was willful, grossly negligent, or with fraudulent or criminal intent, or for liabilities under the Securities Act of 1933. Under Arizona law, we may indemnify a director or officer against liability incurred on account of service to us, if the director or officer:

     -    conducted himself or herself in good faith;

     - reasonably believed that his or her conduct (1) if in an official capacity, was in our best interests or (2) if in any other capacity, was not opposed to our best interests;

     - in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

     -    did not improperly receive personal benefit.

     The above discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See the Exhibit Index at Page 6 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Phoenix, State of Arizona, on this 31st day of January, 2002.

                                    INTERNATIONAL FIBERCOM, INC.


                                    By: /s/ Joseph P. Kealy
                                        ---------------------------------------
                                        Joseph P. Kealy
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Kealy and Patrick R. Galligan and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated:

       SIGNATURE                                 TITLE                                       DATE
/s/ Joseph P. Kealy
------------------------      Chairman of the Board and President
Joseph P. Kealy               (Principal Executive Officer)                           January 31, 2002

/s/ Patrick R. Galligan
------------------------      Chief Financial Officer
Patrick R. Galligan           (Principal Financial and Accounting Officer)            January 31, 2002

/s/ John F. Kealy
------------------------      Director                                                January 31, 2002
John F. Kealy

/s/ Richard J. Seminoff
------------------------      Director                                                January 31, 2002
Richard J. Seminoff

/s/ Jerry A. Kleven
------------------------      Director                                                January 31, 2002
Jerry A. Kleven

/s/ John P. Morbeck
------------------------      Director                                                January 31, 2002
John P. Morbeck

/s/ John P. Stephens
------------------------      Director                                                January 31, 2002
John P. Stephens

/s/ C. James Jensen
------------------------      Director                                                January 31, 2002
C. James Jensen

/s/ Peter A. Woog
------------------------      Director                                                January 31, 2002
Peter A. Woog

                          INTERNATIONAL FIBERCOM, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

  Exhibit
   Number         Description
   ------         -----------

    4.1           2000 Directors Stock Option Plan

    4.2           2002 Stock Plan

    5.1 Opinion of counsel as to legality of securities being registered

    23.1          Consent of counsel (contained in Exhibit 5.1 hereto)

    23.2          Consent of BDO Seidman LLP

    24.1 Powers of Attorney (contained in signature pages on page 5 of this registration statement)